UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
July 9, 2024
(Date of earliest event reported)

APPLIED DIGITAL CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	001-31968	95-4863690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3811 Turtle Creek Blvd.,	Suite 2100,	Dallas,	TX	75219
(Address of principal executive offices)				(Zip Code)
214-427-1704
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐    Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	APLD	Nasdaq Global Select Market

Item 1.01 Entry into a Material Definitive Agreement.
On July 9, 2024, Applied Digital Corporation (the “Company”) entered into a Sales Agreement (the “Sales Agreement”) with B. Riley Securities, Inc., BTIG, LLC, Lake Street Capital Markets, LLC, Northland Securities, Inc. and Roth Capital Partners, LLC (collectively, the “Agents”), pursuant to which the Company may offer and sell, from time to time, through the Agents, up to $125,000,000 of shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”).
The Company is not obligated to sell any of the Shares under the Sales Agreement. Subject to the terms and conditions of the Sales Agreement, the Agents will use commercially reasonable efforts consistent with their normal trading and sales practices, applicable state and federal law, rules and regulations and the rules of The Nasdaq Stock Market LLC to sell the Shares from time to time based upon the Company’s instructions, including any price, time or size limits. Upon delivery of a placement notice to an Agent, and subject to the Company’s instructions in that notice, and the terms and conditions of the Sales Agreement generally, such Agent may sell the Shares by any method permitted by law deemed to be an “at the market offering” as defined by Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended, including sales made directly on or through the Nasdaq Global Select Market or any other existing trading market for the Common Stock, in negotiated transactions at market prices prevailing at the time of sale or at prices related to prevailing market prices, or any other method permitted by law.
The Sales Agreement provides that each Agent will be entitled to compensation for its services in an amount equal to 3.0% of the aggregate gross proceeds from the sales placed by such Agent thereunder. The Sales Agreement contains customary representations, warranties and agreements by the Company, indemnification obligations of the Company and the Agents, other obligations of the parties and termination provisions.
The Shares will be issued pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-279155), filed with the Securities and Exchange Commission (the “SEC”) on May 6, 2024, and declared effective by the SEC on May 16, 2024, and the accompanying base prospectus included therein, as supplemented by the prospectus supplement, dated July 9, 2024, filed with the SEC.
The foregoing description of the Sales Agreement is not complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed herewith as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.
A copy of the legal opinion and consent of Snell & Wilmer L.L.P. relating to the Shares being offered and sold pursuant to the Sales Agreement is attached hereto as Exhibit 5.1.
This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any of the Shares under the Sales Agreement, nor shall there be any sale of such Shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

1.1	Sales Agreement, dated as of July 9, 2024, by and among the Company, B. Riley Securities, Inc., BTIG, LLC, Lake Street Capital Markets, LLC, Northland Securities, Inc. and Roth Capital Partners, LLC.
5.1	Opinion of Snell & Wilmer L.L.P.
23.1	Consent of Snell & Wilmer L.L.P. (included in Exhibit 5.1).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of Section 13 or 15 (d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:	July 9, 2024	By:	/s/ David Rench
		Name:	David Rench
		Title:	Chief Financial Officer